Exhibit 99.1

VirTra Reports Third Quarter and Nine Month 2021 Financial Results

Record Quarterly Bookings Drives Backlog to Record $21.7 Million, Year-to-Date Revenue Grows 26% Year-over-Year

TEMPE, Ariz. — November 15, 2021 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement and military markets, reported results for the third quarter and nine months ended September 30, 2021. The financial statements are available on VirTra’s website and here.

Third Quarter 2021 and Recent Operational Highlights:

●	Awarded $24.5 million DHS IDIQ contract for U.S. Customs and Border Protection with $1.4 million initial order
●	Received $1.37 million order from a country in the Middle East for use-of-force simulators, recoil kits and various training tools, software, and accessories
●	Secured $1.3 million order from a federal law enforcement agency in a European country for use-of-force simulators, weapon recoil kits and other training accessories
●	Scaling manufacturing capabilities to support anticipated growth in training simulator development and production with purchase of industrial building in Chandler, AZ

Third Quarter 2021 Financial Summary:

●	Total revenue was $6.1 million
●	Gross profit was $2.9 million, or 47% of total revenue
●	Net income totaled $1.3 million
●	Adjusted EBITDA totaled $520,000
●	Backlog increased 28% sequentially and 51% year-over-year to record $21.7 million
●	Cash and cash equivalents totaled $21.5 million

Nine Month 2021 Financial Summary:

●	Total revenue was $15.8 million
●	Gross profit was $8.6 million, or 54% of total revenue
●	Net income totaled $2.5 million, or $0.25 per diluted share
●	Adjusted EBITDA totaled $2.3 million

Third Quarter and Nine Month 2021 Financial Highlights:

	For the Three Months Ended			For the Nine Months Ended
All figures in millions, except per share data	September 30, 2021	September 30, 2020	% Δ	September 30, 2021	September 30, 2020	% Δ
Total Revenue	$6.1	$6.4	-5%	$15.8	$12.5	26%

Gross Profit	$2.9	$4.0	-28%	$8.6	$7.1	20%
Gross Margin	47.2%	61.9%	-24%	54.3%	57.0%	-5%

Net Income (Loss)	$1.3	$0.9	N/A	$2.5	($0.1)	N/A
Diluted EPS	$0.12	$0.11	N/A	$0.25	($0.02)	N/A
Adjusted EBITDA	$0.52	$1.59	N/A	$2.27	$0.62	N/A

Management Commentary

“We continue to be encouraged with the accelerating market adoption of VirTra’s world-class training solutions, which is evidenced by our record quarterly bookings along with a 16% sequential increase in revenue and 28% sequential increase in backlog to a new record,” said Bob Ferris, chairman and chief executive officer of VirTra. “Q3 was also highlighted by several noteworthy contract wins, including a $24.5 million IDIQ contract with the U.S. Department of Homeland Security for U.S. Customs and Border Protection and two international contract wins totaling $2.7 million, which give us optimism regarding our international prospects. Our military opportunity set remains robust with recent contracts wins, and while predicting timing of a major inflection point for more substantial revenue contribution from this market can be challenging, we nonetheless have confidence that the military market will be an important contributor to VirTra in the future.

“We continue to execute on our strategic initiatives designed to scale our business for even greater success. Our enhanced capabilities, expanded team, and strong balance sheet, give us confidence in our ability to capitalize on our pipeline of opportunities and the growing need for effective and realistic training solutions globally.”

Third Quarter 2021 Financial Results

Total revenue was $6.1 million, compared to $6.4 million in the third quarter of 2020. The decrease in revenue resulted from the product mix of sales and delivery schedules to accommodate our customers’ needs.

Gross profit was $2.9 million, compared to $4.0 million in the third quarter of 2020. Gross profit margin, defined as total revenue less cost of sales, was 47.2%, which was lower than the 61.9% in the third quarter of 2020. The decrease in gross profit and gross profit margin were due to an increase in reserve for inventory as operations scale.

Net operating expense was $2.6 million, compared to $2.7 million in the third quarter of 2020. The decrease was primarily due the impairment write down in 2020 offset by the transition to a Company-wide ERP system in 2021 which included software fees, consulting, and time invested by Company staff.

Income from operations totaled $266,000, compared to $1.2 million in the third quarter of 2020.

Net income totaled $1.3 million, or $0.12 per diluted share (based on 11.0 million weighted average diluted shares outstanding), compared to net income of $868,000, or $0.11 per diluted share (based on 7.8 million weighted average diluted shares outstanding), in the third quarter of 2020. Net income in the third quarter of 2021 benefited from a non-recurring $1.3 million gain on forgiveness of the company’s Paycheck Protection Program loan.

Adjusted EBITDA, a non-GAAP metric, totaled $520,000, compared to $1.6 million in the third quarter of 2020.

Backlog increased 51% to a record $21.7 million, compared to $14.4 million at the end of the third quarter of 2020.

Nine Months Ended September 30, 2021 Financial Results

Total revenue was $15.8 million, compared to $12.5 million for the first nine months of 2020. The increase in revenue for the nine months ended September 30, 2021 resulted from an increase in the number of simulators and accessories completed, delivered and revenue recognized compared to the same period in 2020.

Gross profit was $8.6 million, compared to $7.1 million for the first nine months of 2020. Gross profit margin, defined as total revenue less cost of sales, was 54.3%, compared to 57.0% for the first nine months of 2020. The decrease in gross profit margin was due to a one-time impact from an increase in reserve for inventory as our operations scale.

Net operating expense was $6.9 million, compared to $7.3 million for the first nine months of 2020. The decrease was primarily due to the impairment write down in 2020 offset by an increase in software licenses in 2021.

Operating income was $1.7 million, an improvement compared to an operating loss of $115,000 for the first nine months of 2020.

Net income totaled $2.5 million, or $0.26 per basic and $0.25 per diluted share (based on 9.8 million weighted average basic and 10.1 million weighted average diluted shares outstanding), an improvement compared to a net loss of $123,000, or $(0.02) per basic and diluted share (based on 7.8 million weighted average basic and diluted shares outstanding), for the first nine months of 2020.

Adjusted EBITDA, a non-GAAP metric, totaled $2.3 million, compared to $615,000 for the first nine months of 2020.

Conference Call

VirTra’s management will hold a conference call today (November 15, 2021) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s chairman and CEO, Bob Ferris, and chief accounting officer, Marsha Foxx, will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-545-0523

International number: 1-973-528-0016

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast simultaneously and is available for replay here.

A replay of the call will be available through Monday, November 29, 2021.

U.S. replay dial-in: 1-877-481-4010

International replay dial-in: 1-919-882-2331

Replay ID: 43589

About VirTra, Inc.

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement and military markets. The company’s patented technologies, realistic drop-in recoil kits, software, and immersive science-based scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Three Months Ended				For the Nine Months Ended
	September 30,	September 30,	Increase	%	September 30,	September 30,	Increase	%
	2021	2020	(Decrease)	Change	2021	2020	(Decrease)	Change

Net Income (Loss)	$1,342,972	$868,084	$474,888	55%	$2,527,494	$(122,586)	$2,650,080	2162%
Adjustments:
Provision for income taxes	253,289	354,941	(101,652)	-29%	469,306	40,467	428,839	1060%
Depreciation and amortization	166,098	95,259	70,839	74%	367,253	274,866	92,387	34%
EBITDA	$1,762,359	$1,318,284	$444,075	34%	$3,364,053	$192,747	$3,171,306	1645%
Impairment loss on That’s Eatertainment, former related party	-	266,000	(266,000)	-100%	-	406,000	(406,000)	-100%
Right of use amortization	78,001	-	78,001	100%	231,300	-	231,300	100%
Reserve for note receivable	-	9,461	(9,461)	-100%	-	16,738	(16,738)	-100%
Gain on forgiveness of note	(1,320,714)	-	(1,320,714)	100%	(1,320,714)	-	(1,320,714)	100%

Adjusted EBITDA	$519,646	$1,593,745	$(1,074,099)	-67%	$2,274,639	$615,485	$1,659,154	232%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Jeff Grampp, CFA

Gateway Group, Inc.

VTSI@gatewayir.com

949-574-3860

VirTra, Inc.

Condensed Balance Sheets

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$21,545,843	$6,841,984
Accounts receivable, net	4,890,424	1,378,270
Inventory, net	5,933,586	3,515,997
Unbilled revenue	4,346,282	5,408,598
Prepaid expenses and other current assets	624,767	382,445

Total current assets	37,340,902	17,527,294

Long-term assets:
Property and equipment, net	12,438,061	1,381,744
Operating lease right-of-use asset, net	863,227	1,094,527
Intangible assets, net	882,604	271,048
Security deposits, long-term	19,712	86,500
Other assets, long-term	533,264	500,114
Deferred tax asset, net	1,482,107	1,892,000

Total long-term assets	16,218,975	5,225,933

Total assets	$53,559,877	$22,753,227

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,087,736	$345,573
Accrued compensation and related costs	1,287,063	843,101
Accrued expenses and other current liabilities	493,643	772,884
Note payable, current	233,047	266,037
Operating lease liability, short-term	341,124	321,727
Deferred revenue, short-term	8,058,613	4,708,575

Total current liabilities	11,501,226	7,257,897

Long-term liabilities:
Deferred revenue, long-term	1,958,110	1,920,346
Note payable, long-term	8,336,991	1,063,243
Operating lease liability, long-term	594,499	853,155
Other long term liabilities	5,435	-

Total long-term liabilities	10,895,035	3,836,744

Total liabilities	22,396,261	11,094,641

Commitments and contingencies (See Note 9)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued
or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 10,807,130 shares
issued and outstanding as of September 30, 2021 and 7,775,030 shares issued and outstanding as of December 31, 2020	1,081	778
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	30,870,893	13,893,660
Retained earnings (Accumulated deficit)	291,642	(2,235,852)

Total stockholders’ equity	31,163,616	11,658,586

Total liabilities and stockholders’ equity	$53,559,877	$22,753,227

VirTra, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Revenues:
Net sales	$6,093,263	$6,395,356	$15,790,364	$12,472,106
That’s Eatertainment royalties/licensing fees, former related party	-	16,005	-	45,247
Other royalties/licensing fees	-	2,360	-	4,310
Total revenue	6,093,263	6,413,721	15,790,364	12,521,663

Cost of sales	3,217,911	2,446,455	7,211,807	5,381,403

Gross profit	2,875,352	3,967,266	8,578,557	7,140,260

Operating expenses:
General and administrative	1,958,038	2,250,348	5,670,883	6,050,798
Research and development	651,734	497,645	1,257,271	1,204,011

Net operating expense	2,609,772	2,747,993	6,928,154	7,254,809

Income (loss) from operations	265,580	1,219,273	1,650,403	(114,549)

Other income (expense):
Other income	(11,981)	7,067	38,777	45,359
Gain on forgiveness of note payable	1,320,714	-	1,320,714	-
Other (expense) income	21,948	(3,315)	(13,094)	(12,929)

Net other income (expense)	1,330,681	3,752	1,346,397	32,430

Income (Loss) before provision for income taxes	1,596,261	1,223,025	2,996,800	(82,119)

Provision (Benefit) for income taxes	253,289	354,941	469,306	40,467

Net income (loss)	$1,342,972	$868,084	$2,527,494	$(122,586)

Net income (loss) per common share:
Basic	$0.12	$0.11	$0.26	$(0.02)
Diluted	$0.12	$0.11	$0.25	$(0.02)

Weighted average shares outstanding:
Basic	10,792,520	7,760,799	9,745,091	7,753,034
Diluted	11,031,922	7,842,475	10,111,458	7,753,034

VirTra, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2021	2020

Cash flows from operating activities:
Net income (loss)	$2,527,494	$(122,586)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	367,253	274,866
Right of use amortization	231,300	220,997
Reserve for note receivable	-	16,738
Deferred taxes	409,893	80,000
Impairment of investment in That's Eatertainment, former related party	-	406,000
Gain on forgiveness of note payable	(1,329,280)	-
Employee stock compensation	171,216	-
Changes in operating assets and liabilities:
Accounts receivable, net	(3,512,154)	(215,159)
That's Eatertainment note receivable, net, related party	-	(10,916)
Interest receivable	-	7,340
Inventory, net	(2,417,589)	(1,492,350)
Unbilled revenue	1,062,316	(109,500)
Prepaid expenses and other current assets	(242,322)	(107,637)
Other assets	(33,150)	18,246
Security deposits, long-term	66,788	-
Accounts payable and other accrued expenses	912,318	635,765
Payments on operating lease liability	(239,259)	(221,028)
Deferred revenue	3,387,802	452,324

Net cash provided by (used in) operating activities	1,362,626	(166,900)

Cash flows from investing activities:

Redemption of certificates of deposit	-	1,915,000
Purchase of intangible assets	(627,765)	(55,580)
Purchase of property and equipment	(11,407,278)	(329,386)

Net cash provided by (used in) investing activities	(12,035,043)	1,530,034

Cash flows from financing activities:
Repurchase of stock options	-	(26,667)
Principal payments of debt	(20,195)	-
Net proceeds from long term debt	8,590,151	-
Stock issued for cash in offering, net	16,795,000	-
Stock options exercised	11,320	19,965
Note payable-PPP Loan	-	1,325,961
Net cash provided by (used in) financing activities	25,376,276	1,319,259

Net increase (decrease) in cash and restricted cash	14,703,859	2,682,393
Cash and restricted cash, beginning of period	6,841,984	1,415,091
Cash and restricted cash, end of period	$21,545,843	$4,097,484

Supplemental disclosure of cash flow information:
Cash (refunded) paid:
Taxes refunded	$78,096	$(39,533)
Interest paid	20,783	5,247